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                                                                    Exhibit 23.2

            CONSENT OF AMYOT EXCO GRANT THORNTON AND DELOITTE TOUCHE
                                    TOHMATSU

            To the Supervisory Board and Board of Management of Koninklijke Philips Electronics N.V.

            We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated September 10, 2003, relating to the consolidated financial statements of Atos Origin S.A. for the year ended December 31, 2002, included in amendment No. 1 on Form 20-F/A, filed with the Commission on June 30, 2004, amending the annual report on Form 20-F of Koninklijke Philips Electronics N.V. for the year ended December 31, 2003.

Paris and Neuilly-sur-Seine, France

September 28, 2004

/s/ Amyot Exco Grant Thornton                   /s/ Deloitte Touche Tohmatsu
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    Amyot Exco Grant Thornton                       Deloitte Touche Tohmatsu